Exhibit 99.1
For Additional Information:
Navarre Investor Relations
763-535-8333
ir@navarre.com
NAVARRE CORPORATION REPORTS FINANCIAL RESULTS FOR
THIRD QUARTER OF FISCAL YEAR 2009
Company will host a conference call on Friday, February 6, 2009 at 11:00 a.m. ET
MINNEAPOLIS, MN — February 5, 2009 — Navarre Corporation (Nasdaq: NAVR), a publisher and distributor of physical and digital home entertainment and multimedia products, today reported financial results for its third quarter of fiscal year 2009 ended December 31, 2008.
•	Net sales were $171.6 million, as compared to net sales of $217.5 million for the same period last year, a decrease of $46.0 million or 21.1%.

•	Operating loss during the quarter was $32.0 million, as compared to operating income of $8.6 million in the prior year. Operating income before restructuring charges (discussed below) was $2.6 million during the quarter. See “Use of Non-GAAP Financial Information” below.

•	Net loss from continuing operations was $47.7 million during the quarter, a loss of $1.32 per diluted share; as compared to net income of $4.0 million, or $0.11 per diluted share in the prior year.

•	Earnings from continuing operations, before interest, taxes, depreciation, amortization, share-based compensation expense, and restructuring charges was $4.4 million; as compared to EBITDA from continuing operations of $11.4 million for the same quarter last year. See “Use of Non-GAAP Financial Information” below.

•	Debt, net of cash, on December 31, 2008 was $48.6 million, as compared to debt, net of cash, of $54.5 million on December 31, 2007.
“During the third quarter, we experienced a revenue decline due primarily to the impact of the economic downturn. In response, we have taken a number of steps to protect future earnings, including a reduction to the Company’s workforce. This resulted in a $1.1 million cash restructuring charge for severance and is anticipated to result in approximately $4.2 million in cost savings in fiscal year 2010.
We have withdrawn from two businesses that have had a significant drag on earnings and asset utilization. The Company exited BCI’s budget content licensing operations and will take a non-cash restructuring charge of $18.4 million in connection with the write-off of assets associated with that business. We have also exited the children’s DVD market and will take a non-cash restructuring charge of approximately $8.8 million related to older licenses of children’s properties. In addition, we recognized a non-cash restructuring charge of $6.2 million in connection with the impairment of goodwill and other intangible assets.” commented Cary Deacon, Chief Executive Officer.
Deacon continued, “We continue to manage our balance sheet through these troubled economic times. Our year over year debt, net of cash, was reduced 11% and working capital has been reduced in line with current market conditions. We have coordinated with our lender to address these restructuring charges and have modified our credit agreement to provide adequate working capital and liquidity.”
Business Segment Highlights
Publishing Segment
The publishing segment includes the results of the wholly-owned subsidiaries FUNimation, Encore and BCI. For the third quarter ended December 31, 2008, the publishing segment’s net sales, before inter-company eliminations, were $24.6 million; as compared to net sales of $31.4 million in net sales, before inter-company eliminations, for the same period last year, a decrease of $6.8 million or 21.6%. See “Use of Non-GAAP Financial Information” below. On a fiscal year to date basis, the publishing segment’s net sales, before inter-company eliminations, were $80.8 million; as compared to net sales of $88.0 million in net sales before inter-company eliminations for the same period last year. See “Use of Non-GAAP Financial Information” below.
During the third quarter, the Company ceased BCI’s budget content licensing operations in connection with the implementation of a restructuring plan. This restructuring included a workforce reduction and the integration of BCI’s exclusively distributed DVD content into the distribution segment. Additionally, the company determined that prepaid royalties, production costs and inventories in connection with several children’s properties that had been licensed by FUNimation were impaired. The company took these actions in order to respond to rapidly changing retail conditions and consumer buying trends in the DVD market during the 2008 holiday sales season. This resulted in the publishing segment’s recognition of approximately $34.0 million in restructuring charges during the quarter.
As BCI’s remaining operations wind down, the publishing segment’s financial results will primarily relate to FUNimation and Encore. Net sales, before intercompany eliminations, at FUNimation and Encore during the third quarter were $23.4 million, as compared to $26.6 million in the prior fiscal year, a decrease of 12%. Operating income before restructuring charges at FUNimation and Encore for the third quarter was approximately $5.0 million; as compared to operating income at FUNimation and Encore of $6.1 million in the third quarter of fiscal year 2008.
Distribution Segment
The distribution segment distributes PC software, DVD video and video games from third party publishers and studios, as well as from the company’s publishing segment. The results of operations related to the independent music distribution business, which was sold May 31, 2007, are now reflected in discontinued operations.
For the third quarter of fiscal year 2009, the distribution segment’s net sales, before inter-company eliminations, decreased by 20.6% to $162.9 million, as compared to net sales of $205.2 million for the same period last year. See “Use of Non-GAAP Financial Information” below. During the first nine months of fiscal year 2009, the distribution segment’s net sales, before inter-company eliminations, were $454.5 million, as compared to net sales of $462.5 million in net sales before inter-company eliminations for the same period last year, a decrease of $8.0 million or 1.7%. See “Use of Non-GAAP Financial Information” below.
Sales of software products in the distribution segment declined by 22% in the third quarter, compared to the prior fiscal year. This resulted from reduced sell through at retail, as well as retail customers reducing inventory levels in this product category through a difficult holiday sales season. Net sales during the quarter were also adversely impacted by lost sales volume as a result of the bankruptcy of Circuit City. The Company anticipates that a portion of Circuit City’s historical sales volume will migrate to its other retail customers in future periods.
“With the strategic restructuring steps that the Company has undertaken, we are well positioned to face this difficult economic environment. We expect to generate cash from earnings and to continue reducing debt during the fourth quarter of the 2009 fiscal year” concluded Cary Deacon.
Conference Call
The Company will host a conference call at 11:00 a.m. ET, Friday, February 6, 2009, to discuss its fiscal year 2009 third quarter, and year to date, financial results. The conference call can be accessed by dialing (800) 597-7231, conference participant passcode “45977245”, ten minutes prior to the scheduled start time. In addition, this call will be simultaneously broadcast live over the internet and can be accessed in the “Investors” section of the Company’s web site located at www.navarre.com. Those wishing to access the call through the internet should go to the Company’s web site fifteen minutes prior to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available at the Company’s web site following the call’s completion.
Use of Non-GAAP Financial Information
In evaluating our financial performance and operating trends, management considers information concerning our net sales before inter-company eliminations, operating income before restructuring and other charges, net income before restructuring and other charges, and earnings before interest, taxes, depreciation and amortization, and before restructuring and other charges that are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these preliminary non-GAAP financial measures to the comparable preliminary GAAP results, which is attached to this release and can also be found on the Company’s web site at www.navarre.com.
About Navarre Corporation
Navarre® Corporation (Nasdaq: NAVR) is a publisher and distributor of physical and digital home entertainment and multimedia products, including PC software, DVD video, video games and accessories. Navarre licenses and publishes home entertainment and multimedia content through its Encore and FUNimation subsidiaries and has established distribution relationships with customers across a wide spectrum of retail channels. Navarre was founded in 1983 and is headquartered in New Hope, Minnesota. Additional information regarding Navarre can be found at www.navarre.com.
Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the Company’s customers and vendors; the Company’s revenues being derived from a small group of customers; a pending investigation by the U.S. Securities and Exchange Commission (the “SEC”) or litigation may subject the Company to significant costs; the seasonal nature of the Company’s business; the potential for the Company to incur significant additional costs and to experience operational and logistical difficulties in connection with its new ERP system; the Company’s dependence on significant vendors; uncertain growth in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K filings, as well as its other SEC filings and public disclosures.
Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

NAVARRE CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net sales	$171,580	$217,547	$483,901	$498,284
Cost of sales (exclusive of depreciation and amortization)	172,734	185,913	438,699	420,606

Gross profit (loss)	(1,154)	31,634	45,202	77,678
Operating expenses:
Selling and marketing	7,536	7,323	20,457	20,923
Distribution and warehousing	3,538	3,592	9,468	9,648
General and administrative	9,198	9,591	25,832	25,125
Bad debt expense	—	—	200	85
Depreciation and amortization	4,330	2,506	9,027	7,047
Goodwill and intangible impairment	6,209	—	79,621	—

Total operating expenses	30,811	23,012	144,605	62,828

Income (loss) from operations	(31,965)	8,622	(99,403)	14,850
Other income (expense):
Interest expense (1)	(1,427)	(1,778)	(3,875)	(4,857)
Interest income	20	43	49	167
Other income (expense), net	(766)	60	(1,087)	431

Income (loss) from continuing operations before tax	(34,138)	6.947	(104,316)	10,591
Income tax benefit (expense)	(13,586)	(2,938)	12,711	(4,454)

Net income (loss) from continuing operations	(47,724)	4,009	(91,605)	6,137
Discontinued operations, net of tax
Gain on sale of discontinued operations	—	70	—	4,714
Loss from discontinued operations	—	(176)	—	(1,879)

Net income (loss)	$(47,724)	$3,903	$(91,605)	$8,972

Basic earnings (loss) per common share:
Continuing operations	$(1.32)	$0.11	$(2.53)	$0.17
Discontinued operations	—	—	—	0.08

Net income (loss)	$(1.32)	$0.11	$(2.53)	$0.25

Diluted earnings (loss) per common share:
Continuing operations	$(1.32)	$0.11	$(2.53)	$0.17
Discontinued operations	—	—	—	0.08

Net income (loss)	$(1.32)	$0.11	$(2.53)	$0.25

Weighted average shares outstanding:
Basic	36,216	36,143	36,198	36,080
Diluted	36,216	36,257	36,198	36,281

(1)	Fiscal year 2009 nine months interest expense includes approximately $950,000 of a non-cash write off of debt acquisition costs.

NAVARRE CORPORATION
Consolidated Condensed Balance Sheet
(In thousands)

	(Unaudited)	(Unaudited)
	December 31,	December 31,	March 31,
	2008	2007	2008
Assets
Current assets:
Cash and cash equivalents	$132	$4,248	$4,445
Accounts receivables, net	89,149	116,171	76,806
Inventories	34,602	50,823	32,654
Assets of discontinued operations	—	210	—
Other	22,679	23,636	23,661

Total current assets	146,562	195,088	137,566
Property and equipment, net	16,994	17,342	17,181
Goodwill	3,109	81,697	81,697
Other assets	47,055	45,037	47,018

Total assets	$213,720	$339,164	$283,462

Liabilities and shareholders’ equity
Current liabilities:
Note payable — line of credit	$48,689	$48,917	$31,314
Note payable — short-term	—	150	150
Accounts payable	109,068	129,741	92,199
Liabilities of discontinued operations	—	846	—
Other	19,551	17,992	18,257

Total current liabilities	177,308	197,646	141,920
Long-term liabilities:
Note payable — long-term	—	9,632	9,594
Other	2,818	8,463	7,537

Total liabilities	180,126	215,741	159,051
Shareholders’ equity	33,594	123,423	124,411

Total liabilities and shareholders’ equity	$213,720	$339,164	$283,462

NAVARRE CORPORATION
Consolidated Condensed Statements of Cash Flows
(In thousands)

	(Unaudited)
	Nine Months Ended
	December 31,
	2008	2007
Net cash used in operating activities	$(8,826)	$(3,020)
Net cash used in investing activities	(1,384)	(11,252)
Net cash provided by financing activities	5,897	4,599

Net decrease in cash from continuing operations	(4,313)	(9,673)
Net cash provided by discontinued operations	—	12,955

Net (decrease) increase in cash	(4,313)	3,282
Cash at beginning of period	4,445	966

Cash at end of period	$132	$4,248

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)
Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and
Business Segment Information

	Three Months Ended December 31,				Nine Months Ended December 31,
	2008	%	2007	%	2008	%	2007	%

Net sales:
Publishing	$24,567	13.1%	$31,354	13.3%	$80,779	15.1%	$88,020	16.0%
Distribution	162,904	86.9%	205,221	86.7%	454,457	84.9%	462,502	84.0%

Net sales before inter-company eliminations	187,471		236,575		535,236		550,522
Inter-company eliminations	(15,891)		(19,028)		(51,335)		(52,238)

Net sales as reported	$171,580		$217,547		$483,901		$498,284

Income (loss) from continuing operations:
Publishing	$(30,940)		$5,730		$(97,801)		$10,007
Distribution	(1,025)		2,892		(1,602)		4,843

Consolidated income (loss) from continuing operations	$(31,965)		$8,622		$(99,924)		$14,850

Reconciliation of GAAP Statement of Operations to Statement of Operations Before
Restructuring and Other Charges For the Three Months Ended December 31, 2008

	Consolidated	%	Publishing	%	Distribution	%

Gross margin:	$(1,154)	(0.7%)	$(15,351)	(62.5%)	$14,197	8.7%
Restructuring and other charges	25,264	14.7%	25,264	102.8%	—	—

Gross margin before restructuring and other charges	$24,110	14.0%	$9,913	40.3%	$14,197	8.7%

Operating expenses:	$30,811	18.0%	$15,589	63.5%	$15,222	9.3%
Restructuring and other charges	9,318	5.4%	8,727	35.5%	591	0.3%

Operating expenses before restructuring and other charges	$21,493	12.6%	$6,862	28.0%	$14,631	9.0%

Operating income (loss):	$(31,965)		$(30,940)		$(1,025)
Restructuring and other charges	34,582		33,991		591

Operating income (loss) before restructuring and other charges	$2,617		$3,051		$(434)

Reconciliation of GAAP Statement of Operations to Statement of Operations Before
Restructuring and Other Charges For the Nine Months Ended December 31, 2008

	Consolidated	%	Publishing	%	Distribution	%

Gross margin:	$45,202	9.3%	$5,534	6.9%	$39,668	8.7%
Restructuring and other charges	25,264	5.2%	25,264	31.3%	—	—

Gross margin before restructuring and other charges	$70,466	14.5%	$30,798	38.2%	$39,668	8.7%

Operating expenses:	$144,605	29.9%	$103,335	127.9%	$41,270	9.1%
Restructuring and other charges	82,731	17.1%	82,140	101.7%	591	.1%

Operating expenses before restructuring and other charges	$61,874	12.8%	$21,195	26.2%	$40,679	9.0%

Operating income (loss):	$(99,403)		$(97,801)		$(1,602)
Restructuring and other charges	107,995		107,404		591

Operating income (loss) before restructuring and other charges	$8,592		$9,603		$(1,011)

Reconciliation of Net Income from Continuing Operations to EBITDA Before Restructuring and
Other Charges

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income (loss) from continuing operations, as reported	$(47,724)	$4,009	$(91,605)	$6,137
Interest expense (income), net	1,407	1,735	3,826	4,690
Income tax (benefit) expense	13,586	2,938	(12,711)	4,454
Depreciation and amortization	2,301	2,506	6,998	7,047
Share-based compensation	286	259	787	826
Restructuring and other charges	34,582	—	107,994	—

EBITDA before restructuring and other charges	$4,438	$11,447	$15,289	$23,154